Exhibit 1
JOINT FILING AGREEMENT

            In  accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the Proposing Persons agree to the joint filing on behalf of each of them of a Schedule 13D (including amendments thereto) with respect to the Common Stock of Bancinsurance Corporation.  This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

DATED: March 22, 2010

Falcon Equity Partners, L.P.

By:	/s/ John S. Sokol
John S. Sokol, managing general partner

/s/ John S. Sokol
John S. Sokol,
Individually, as custodian for his minor children and as the managing general partner and a general partner of Falcon Equity Partners, L.P.

/s/ Barbara K. Sokol
Barbara K. Sokol,
Individually, as trustee of the Family Trust of the Si Sokol Trust and as a general partner of Falcon Equity Partners, L.P.

/s/ James K. Sokol
James K. Sokol,
Individually

/s/ Carla A. Sokol
Carla A. Sokol,
Individually

/s/ Daniel J. Clark
Daniel J. Clark,
Individually

/s/ Joseph E. LoConti
Joseph E. LoConti,
Individually

/s/ Edward Feighan
Edward Feighan,
Individually

/s/ Charles Hamm
Charles Hamm,
Individually

/s/ Matthew D. Walter
Matthew D. Walter,
Individually